Exhibit (a)(1)(D)

FORM OF ELIGIBLE OPTION INFORMATION SHEET

Name:	[Participant Name]	Steps to properly complete this Eligible Option Information Sheet

		Step 1:	Check the box for the Eligible Option grant you want to exchange.

		Step 2:	Sign the appropriate election where indicated.

		Step 3:	Return along with your Election Form to Stock Administration, c/o Leticia Salazar, no later than 8:00 p.m., U.S. Pacific Time, on Monday, December 14, 2015.

If you elect to participate in the Exchange Offer, this sheet must be properly completed, signed and submitted with your Election Form no later than 8:00 p.m., U.S. Pacific Time, on Monday, December 14, 2015. If this sheet is not properly completed, signed and submitted with your Election Form, your Election Form will be rejected.

Option Grant Number	Option Grant Date	Option Exercise Price (in US Dollars)	Shares Eligible for Exchange (as of November 13, 2015)	Number of Shares underlying New Option that May Be Granted [1]	CHECK THE BOX BELOW IF YOU WANT TO EXCHANGE THE GRANT
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INDICATE YOUR ELECTION BY CHECKING THE BOX ABOVE. SIGN ON THE SIGNATURE LINE BELOW.

Signature	Date

Each option you elect to tender for exchange must be tendered in whole. If you would like to review all of the options granted to you by Zosano Pharma Corporation, please contact Stock Administration, c/o Leticia Salazar, at 34790 Ardentech Court, Fremont, CA 94555 or by calling (510) 745-4015 or sending an email to StockAdmin@zosanopharma.com.

[1]	Each New Option will be completely unvested at the time of grant and will become vested on the basis of an Eligible Optionholder’s continued service with us. New Options granted to employees shall vest on the first anniversary of the date of grant for 25% of the total number of option shares and becomes exercisable on the corresponding day of each month thereafter for an additional 2 1/12% of the total number of option shares, so that the New Options are fully vested on the fourth anniversary of the date of grant. If you exchange an Eligible Option for a New Option and your service with us terminates for any reason before the New Option is vested in full, then you will forfeit that portion of any New Option received that remains unvested at the time your service with us terminates. Certain New Options may be subject to acceleration of vesting and exercisability in certain merger or change-in-control transactions under the terms of the 2014 Plan or other agreements providing for vesting acceleration in certain circumstances.